Exhibit 99.1

Ethan Allen Reports Fiscal 2024 Third Quarter Results Highlighted by Robust Balance Sheet, Strong Cash Dividends and Double-Digit Operating Margin; Lower Demand Reflects Post Pandemic Period

DANBURY, CT – APRIL 24, 2024 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its financial and operating results for the fiscal 2024 third quarter ended March 31, 2024.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with our financial performance and the continued strengthening of our enterprise. We are also seeing incremental consumer interest returning back to the home after being previously diverted to other areas such as travel.”

“We have launched a number of important initiatives including strengthening of our talent, introduction of new products, stronger marketing campaigns, continued investments in our North American manufacturing, which make about 75% of our furniture, and our logistics network providing white glove delivery service to our clients at one cost throughout North America. We also introduced and implemented our important initiative as a leading Interior Design Destination, which elevated a consistent level of presentation across our retail network,” continued Mr. Kathwari.

“Combining technology with our interior design talent has been a game changer. Compared to the pre-pandemic third quarter ended March 31, 2019, we have reduced headcount by 32.7%, expanded our adjusted consolidated operating margin by 380 basis points to 10.0%, reduced inventories by 12.2% and increased our cash and investments to $181.1 million, up from $25.7 million. In addition during the pandemic period, defined by us as fiscal years 2021 through 2023, we paid $137.9 million in dividends, including the payment of special cash dividends in each of the past three years. While there are current economic challenges and international conflicts, we remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2024 THIRD QUARTER HIGHLIGHTS*

●	Consolidated net sales of $146.4 million decreased 21.4%
o	Retail net sales of $122.6 million were lower by 18.8%
o	Wholesale net sales of $89.8 million were lower by 21.3%

●	Written order trends
o	Retail segment written orders decreased 8.6%
o	Wholesale segment written orders decreased 14.6%

●

Consolidated gross margin of 61.3% was 140 basis points higher than last year due to a change in sales mix, lower manufacturing input costs and reduced headcount partially offset by lower unit volumes and higher sales of designer floor samples

●

Operating margin of 10.5%; adjusted operating margin of 10.0% compared with 15.2% last year due to fixed cost deleveraging from lower consolidated net sales partially offset by gross margin improvement, lower headcount, less variable expenses and the ability to maintain a disciplined approach to cost savings and operating expense control

●

Advertising expenses were equal to 3.4% of net sales in the current third quarter, up from 2.2% in the prior year period due to additional direct mail campaigns; promotional activity remained disciplined and consistent with a year ago

●	Diluted EPS of $0.50 compared with $0.87; adjusted diluted EPS of $0.48; reported diluted EPS for the third quarter ended March 31, 2019 was $0.31

●	Ended the quarter with $181.1 million in cash and investments with no debt outstanding

●	Generated $23.7 million of cash from operating activities compared with $33.4 million a year ago

●	Paid regular quarterly cash dividend of $0.36 per share totaling $9.2 million

●	Reduced inventory carrying levels by 4.7%; totaled $144.5 million as of March 31, 2024

●	Ended the quarter with total employee count of 3,448, down 9.6% from a year ago and 32.7% less than March 31, 2019

●

For the fifth year in a row, the Mexican Center for Corporate Philanthropy and the Alliance for Corporate Social Responsibility recognized Ethan Allen’s upholstery manufacturing operations in Silao, as “Environmentally and Socially Responsible” for the Company’s ongoing commitment to socially responsible management.

* See reconciliation of GAAP to adjusted key financial measures in the back of this release. Comparisons are to the third quarter of fiscal 2023.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended March 31,				Nine months ended March 31,
	2024	2023	% Change		2024	2023	% Change
Net sales	$146,421	$183,316	(21.4%	)	$477,589	$604,007	(20.9%	)
Gross profit	$89,824	$111,551	(19.5%	)	$290,601	$365,187	(20.4%	)
Gross margin	61.3%	59.9%			60.8%	60.5%
GAAP operating income	$15,325	$28,788	(46.8%	)	$55,364	$105,507	(47.5%	)
Adjusted operating income*	$14,571	$28,318	(48.5%	)	$55,867	$102,883	(45.7%	)
GAAP operating margin	10.5%	15.5%			11.6%	17.5%
Adjusted operating margin*	10.0%	15.2%			11.7%	17.0%
GAAP net income	$12,953	$22,356	(42.1%	)	$45,303	$80,402	(43.7%	)
Adjusted net income*	$12,390	$22,005	(43.7%	)	$45,679	$78,442	(41.8%	)
Effective tax rate	25.1%	25.1%			25.4%	25.4%
GAAP diluted EPS	$0.50	$0.87	(42.5%	)	$1.77	$3.14	(43.6%	)
Adjusted diluted EPS*	$0.48	$0.86	(44.2%	)	$1.78	$3.07	(42.0%	)
Cash flows from operating activities	$23,664	$33,419	(29.2%	)	$53,954	$74,358	(27.4%	)

* See reconciliation of GAAP to adjusted key financial measures in the back of this release.

BALANCE SHEET and CASH FLOW

Cash and investments totaled $181.1 million at March 31, 2024, compared with $172.7 million at June 30, 2023. The increase of $8.4 million was primarily due to $54.0 million in cash generated from operating activities partially offset by $40.3 million in cash dividends paid and capital expenditures of $7.5 million as the Company continued to return capital to shareholders and reinvested back into the business.

Cash dividends paid were $40.3 million, which included a special cash dividend of $12.7 million, or $0.50 per share paid in August 2023, and regular quarterly cash dividends of $27.6 million, or $0.36 per share, a 12.5% increase from last year’s regular quarter dividend of $0.32 per share.

Cash from operating activities totaled $54.0 million during the first nine months of fiscal 2024, a decrease from $74.4 million in the prior year period due to lower net income partially offset by improvements in working capital.

Inventories, net totaled $144.5 million at March 31, 2024, compared with $149.2 million at June 30, 2023. Inventory balances continue to decline as the Company aligns its inventory with incoming order trends while also ensuring appropriate levels are maintained to service customer orders.

Customer deposits from undelivered written orders totaled $80.5 million at March 31, 2024, compared with $77.8 million at June 30, 2023. Wholesale backlog was $57.7 million at March 31, 2024, down 21.3% from a year ago; however it is more reflective of historical norms and pre-pandemic levels.

No debt outstanding at March 31, 2024.

DIVIDENDS

On January 23, 2024, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.36 per share, which was paid on February 22, 2024, and totaled $9.2 million. More recently, on April 22, 2024, the Company’s Board of Directors declared and increased the regular quarterly cash dividend by 8.3% to $0.39 per share, payable on May 23, 2024, to shareholders of record on May 7, 2024. Ethan Allen has a long history of returning capital to shareholders and is pleased to increase its regular quarterly cash dividend.

CONFERENCE CALL

Ethan Allen will host a conference call with investors and analysts today, April 24, 2024, at 5:00 PM (Eastern Time) to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13744610

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer and among America’s Top 10 Retailers by Newsweek, is a leading interior design destination combining state-of-the-art technology with personal service. Our design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, we manufacture about 75% of our custom-crafted products in our North American manufacturing facilities and have been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow us on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2023 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended March 31,		Nine months ended March 31,
	2024	2023	2024	2023
Net sales	$146,421	$186,316	$477,589	$604,007
Cost of sales	56,597	74,765	186,988	238,820
Gross profit	89,824	111,551	290,601	365,187
Selling, general and administrative expenses	75,253	83,233	234,734	262,342
Restructuring and other charges, net of gains	(754)	(470)	503	(2,662)
Operating income	15,325	28,788	55,364	105,507
Interest and other income, net	2,037	1,123	5,541	2,420
Interest and other financing costs	64	52	177	157
Income before income taxes	17,298	29,859	60,728	107,770
Income tax expense	4,345	7,503	15,425	27,368
Net income	$12,953	$22,356	$45,303	$80,402

Net income per diluted share	$0.50	$0.87	$1.77	$3.14
Diluted weighted average common shares	25,650	25,599	25,632	25,580

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	March 31,	June 30,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$63,862	$62,130
Investments	82,356	110,577
Accounts receivable, net	7,991	11,577
Inventories, net	144,474	149,195
Prepaid expenses and other current assets	27,627	25,974
Total current assets	326,310	359,453

Property, plant and equipment, net	219,013	222,167
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	114,023	115,861
Deferred income taxes	929	640
Other assets	36,813	2,204
Total ASSETS	$742,216	$745,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$24,774	$28,565
Customer deposits	80,526	77,765
Accrued compensation and benefits	19,057	23,534
Current operating lease liabilities	27,208	26,045
Other current liabilities	4,544	7,188
Total current liabilities	156,109	163,097

Operating lease liabilities, long-term	100,974	104,301
Deferred income taxes	3,032	3,056
Other long-term liabilities	4,763	3,993
Total LIABILITIES	$264,878	$274,447

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	$477,391	$471,028
Noncontrolling interests	(53)	(22)
Total shareholders’ equity	$477,338	$471,006
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$742,216	$745,453

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)	Three months ended				Nine months ended
	March 31,				March 31,
	2024	2023	% Change		2024	2023	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$15,325	$28,788	(46.8%	)	$55,364	$105,507	(47.5%	)
Adjustments (pre-tax)*	(754)	(470)			503	(2,624)
Adjusted operating income*	$14,571	$28,318	(48.5%	)	$55,867	$102,883	(45.7%	)

Consolidated Net sales	$146,421	$186,316	(21.4%	)	$477,589	$604,007	(20.9%	)
GAAP Operating margin	10.5%	15.5%			11.6%	17.5%
Adjusted operating margin*	10.0%	15.2%			11.7%	17.0%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$12,953	$22,356	(42.1%	)	$45,303	$80,402	(43.7%	)
Adjustments, net of tax*	(563)	(351)			376	(1,960)
Adjusted net income	$12,390	$22,005	(43.7%	)	$45,679	$78,442	(41.8%	)
Diluted weighted average common shares	25,650	25,599			25,632	25,580
GAAP Diluted EPS	$0.50	$0.87	(42.5%	)	$1.77	$3.14	(43.6%	)
Adjusted diluted EPS*	$0.48	$0.86	(44.2%	)	$1.78	$3.07	(42.0%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Nine months ended
(In thousands)	March 31,		March 31,
	2024	2023	2024	2023
Orleans, Vermont flood	$(103)	$-	$2,243	$-
Gain on sale-leaseback transaction	(656)	(655)	(1,966)	(3,566)
Severance and other charges	5	185	226	942
Adjustments to operating income	$(754)	$(470)	$503	$(2,624)
Related income tax effects on non-recurring items(1)	191	119	(127)	664
Adjustments to net income	$(563)	$(351)	$376	$(1,960)

(1)	Calculated using the marginal tax rate for each period presented